Exhibit 23.7

CONSENT OF NOMINEE FOR DIRECTOR

OF CONBULK CORPORATION

I hereby consent to the reference to me under the caption “Management of Conbulk Following the Business Combination” in the joint proxy statement/prospectus included in the registration statement of Conbulk Corporation, as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Maria Tsakos
Name:	Maria Tsakos
Date: